Exhibit 99.1

April 24, 2020

To Nuveen Global Cities REIT Stockholders:

We would like to update you on Nuveen Global Cities REIT, Inc. (Global Cities REIT). Our team is continuing to seek value for our investors on a global scale, while constructing and managing a portfolio that can provide resilience through both the short-term and long-term market impacts, including COVID-19.

Global Cities REIT is executing its strategy focused on diversification across global cities and property sectors in order to create a defensive cash flow poised for potential long-term income growth and resiliency through market cycles. With an emphasis on quality and durable income, management is constructing a high-occupancy portfolio with long average lease terms.

Q1 2020 brought changes to the real estate market and the global economy as COVID-19 became a global pandemic. The true impact to real estate fundamentals, values, and transaction volumes will not be known for several more weeks or months and will depend on how long the coronavirus lasts and how severely it affects economic growth. While no real estate sector or portfolio is immune from the negative effects of the COVID-19 pandemic, we believe certain sectors and strategies are better positioned in these uncertain times and will gain value over the long term. We believe Global Cities REIT is well positioned due to its (i) low leverage, (ii) long-term leases and high occupancy, (iii) limited lease expirations over next two years, (iv) no exposure to commercial mortgage backed securities (CMBS), and (v) no exposure to gaming, leisure or senior housing and no material exposure to hospitality, which are anticipated to be the most negatively affected sectors in the near term. During April, Global Cities REIT demonstrated its overall rent durability since the majority of the portfolio’s tenants are current on their rent payments. As of April 22, 2020, we had collected 88% of rent in the U.S. portfolio. We granted rent relief on a case-by-case basis to certain of our small business tenants to assist them through this challenging time in order to emerge after this health crisis with well-occupied properties with strong cash flows. Highlights from our March 2020 performance are below:

Q1 2020 Performance (as of March 31, 2020)

•

Global Cities REIT’s Class I shares total net return in March was -0.66% and year-to-date was -0.29%.(1) The decrease from the previous month was driven primarily by the performance of our listed REIT securities.

•	Current monthly distribution rate is 5.32% (Class I).(2)
•	The portfolio has grown to $533m, consisting of 37 properties, located across leading global cities.
•	We achieved these returns all while conservatively managing risk in the portfolio, with average leverage of 25.57% for the quarter.(3)

Total Returns (1) As of March 31, 2020	Inception Date	Average Annualized Total Returns
		Monthly	YTD	1-Year	Since Inception (1)
Class I	1-May-18	-0.66%	-0.29%	7.04%	7.11%
Class D	1-Jun-18	-0.69%	-0.35%	6.78%	6.97%
Class T (No sales load)	1-Jan-19	-0.74%	-0.50%	6.21%	7.36%
Class T (With sales load)	1-Jan-19	-4.24%	-3.97%	2.49%	4.38%
Class S (No sales load)	1-Dec-19	-0.74%	-0.50%	n/a	0.54%
Class S (With sales load)	1-Dec-19	-4.24%	-3.96%	n/a	-2.94%

Monthly Distribution Rate (2) As of March 31, 2020
Class I	5.32%
Class D	5.09%
Class T	4.58%
Class S	4.59%

While maintaining diversification across all major real estate sectors, the industrial sector continues to have favorable fundamentals and dynamic performance due to ecommerce trends, which have been further amplified during COVID-19. Our investment approach has allowed us to capture this sector out-performance globally, including two recent acquisitions:

•

Odawara Logistics – Tokyo, Japan: Asia-Pacific Cities Fund, in which we have invested,(4) acquired a 50% stake in Odawara Logistics in Greater Tokyo, alongside an aligned co-investment partner. The 2.1 million square foot property is the key logistics fulfilment center in Japan for the tenant, Amazon, accounting for a quarter of the company’s total logistics storage space in the country. The asset is well-connected to key infrastructure, providing Amazon with the ability to provide same-day delivery to 76% of Japan.

•

Globe Street Industrial – Inland Empire, California: We acquired an industrial warehouse totaling 251,630 square feet located in the Inland Empire, a top-performing industrial market in the United States. With low vacancy and strong absorption in the submarket, Globe Street Industrial is well positioned to maintain a durable cash flow throughout our hold period.

While the world is changing rapidly, please be assured that Nuveen Real Estate remains fully capable of investing and supporting all of our client portfolios and is committed to the welfare of our employees and clients. We have the benefit of the resources, preparations, and strategy across Nuveen and our parent, TIAA, a 100-year-old company with over $1 trillion of assets under management. TIAA’s $300 million co-investment into the Global Cities REIT remains a key feature of the product, providing true co-alignment and attention from Nuveen and its leadership team.

We believe that Global Cities REIT’s commitment to quality, global, defensive portfolio construction, and no performance fee will continue to offer investors a competitive advantage and value for stockholders.

Please contact your Nuveen representative at 800-752-8700 if you have any questions. You can also find additional information on our website (www.nuveenglobalreit.com).

Sincerely,

Michael Sales	Michael Perry	Richard Kimble

Chairman of the Board and CEO, Global Cities REIT	Director, Board of Directors, Global Cities REIT	Lead Portfolio Manager, Global Cities REIT

EVP and CEO, Nuveen Real Estate and Real Assets	Executive Vice President and Head of U.S. Advisory Services, Nuveen	Managing Director, Portfolio Management, Americas Nuveen Real Estate

Forward-Looking Statements

Certain information contained in this letter constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “likely,” or the negative versions of these words or other comparable words thereof. These may include our ability to successfully navigate through the current economic uncertainty, our financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe such factors include the financial condition of our company and our portfolio in light of the ongoing and developing COVID-19 pandemic, the state of financial markets, and the impact of the pandemic on our tenants and the general economy. We believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and any such updated factors included in our periodic filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

1. Total net return is a non-GAAP measure; please see footnote 2. Returns shown are preliminary. Net total returns are calculated by share class using the time weighted return formula and derived by dividing (1) the respective aggregate share class’s monthly net operating income (after appreciation, fees and expenses) by (2) the share class’s previous month’s ending NAV plus the proceeds from share issuances for the current month. Actual individual investor performance may differ from the aggregated share class performance. All returns shown assume reinvestment of distributions pursuant to Global Cities REIT’s distribution reinvestment plan, are derived from unaudited financial information and are net of all expenses, including general and administrative expenses, transaction related expenses, management fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Returns are annualized for periods longer than one year. The returns have been prepared using unaudited data and valuations of the underlying investments in Global Cities REIT’s portfolio, which are estimates of fair value and form the basis for Global Cities REIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Past performance is historical and not a guarantee of future results.

2. The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. During 2019, 92.8% of our distributions were covered by GAAP cash flow from operations and 7.2% were from debt proceeds. The distribution rate reflects the most recently approved monthly annualized distributions divided by the prior month’s NAV, which is calculated in accordance with the valuation guidelines approved by our board of directors. NAV is not a measure used under generally accepted accounting principles in the United States (“GAAP”), and you should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. As of December 31, 2019, our NAV per share was $10.81, $10.79, $10.70 and $10.69, per Class I, Class D, Class T and Class S share, respectively, and total stockholders’ equity was $21.2M, $6.2M, $14.7M and $1.0M per Class I, Class D, Class T and Class S share, respectively. For a full reconciliation of NAV to stockholders’ equity and a discussion of the limitations and risks associated with our valuation methodology, please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operation—NAV Per Share” section of our Annual Report on Form 10-K filed with the SEC, which is available at www.nuveen.com/gcreit.

3. Leverage is measured using, as the numerator, property-level and entity-level debt and as the denominator, the gross asset value of real estate assets (calculated using the greater of fair value and cost of gross real estate assets including investment in our securities portfolio, our loan portfolio, and our allocable share of investments in unconsolidated International Affiliated Funds), inclusive of property-level and entity-level debt.

4. Global Cities REIT has made a $10 million investment and committed an additional $20 million as of December 31, 2019 to Asia-Pacific Cities Fund (APCF). APCF has $376 million in gross asset value as of December 31, 2019, excluding purchases post quarter-end.